Manaris Corporation Concludes Special Warrant Offering

Raises Approximately $2.6 Million

MONTREAL, CANADA, August 9, 2005--Manaris Corporation (OTCBB: MANS - News; Frankfurt WKN:255471), is pleased to announce that it has concluded its Special Warrant Offering. Through this privately negotiated transaction, the Company has realized proceeds of approximately $2.6 million.

Midtown Partners & Co., LLC, located in New York, represented the Company in structuring and conducting the Special Warrant Offer.

“With the conclusion of this very successful financing, we are well-positioned to capitalize on the trend towards consolidation in the risk mitigation industry,” said Stephane Solis, President and CEO of Manaris Corporation. “Our balance sheet has been strengthened, and we are now engaged in pursuing a range of growth opportunities, which may include additional strategic acquisitions of complementary companies or technologies. Further, we have the ability to sharpen our business focus and enhance shareholder value by examining a variety of other options, including the potential sale of certain assets or divisions, or the spinning off of certain components of the Company.”

Under the terms of the Special Warrant Offering, each Holder participating in the Special Warrant Offer by exercising any Series E Warrants at $0.35 per share shall receive new Series G Incentive Warrants (the “Series G Incentive Warrants”) and new Series I Incentive Warrants (the “Series I Incentive Warrants”), each in an amount equal to one hundred percent (100%) of the number of shares of the Company’s common stock issued upon exercise of the Series E Warrants pursuant to the Special Warrant Offer. Each of the Series G Incentive Warrants and the Series I Incentive Warrants shall have a term of four and one-half-years, contain piggyback registration rights, contain full ratchet anti-dilution protection and have an exercise price equal to $0.35 and $0.50 per share, respectively.

Holders participating in the Special Warrant Offer by exercising any Class A Warrants, Series A Warrants or Series F Warrants shall receive new Series H Incentive Warrants (the “Series H Incentive Warrants”) and new Series J incentive warrants (the “Series J Incentive Warrants”), each in an amount equal to twenty-five percent (25%) and fifty percent (50%), respectively, of the number of shares of the Company’s common stock issued upon exercise of the Class A Warrants, the Series A Warrants or the Series F Warrants pursuant to the Special Warrant Offer. Each of the Series H Incentive Warrants and Series J Incentive Warrants shall have a term of four and one-half years, contain piggyback registration rights and have an exercise price equal to $0.35 and $0.50 per share, respectively.

About Manaris Corporation
Through its wholly-owned subsidiaries, Manaris Corporation offers a comprehensive suite of enterprise risk management services and solutions. C-Chip North America specializes in the high-tech sector of the security industry, with technology that allows business users to efficiently access, control, manage and monitor remote assets at low costs. Avensys enables businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures. Canadian Security Agency (2004) Inc. and Chartrand Laframboise Investigation provide corporations and institutions with security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises.

By combining both traditional security services and advanced monitoring technology, Manaris sets the industry standard for integrated, end-to-end risk management solutions.

About Midtown Partners & Co., LLC
Established in May 2000, Midtown Partners & Co., LLC is a New York- based investment bank focused on providing investment banking services, merger and acquisition guidance and coordinating private placements. The investment banking group at Midtown Partners & Co., LLC was founded on the premise that client relationships and industry focus are keys to the success of emerging growth companies. Additional information can be found at www.midtownpartners.com.

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and Manaris Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and Manaris Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.

Contact:
Manaris Corporation
Mr. Stéphane Solis
President and CEO
(514) 337-2447

Zenergy Communications
Linda Farha
(514) 273-4034
linda@zenergycom.com